EXHIBIT 10.2





                                           January _____, 2005


Mr. John F. Barry III
Prospect Energy Corporation
10 East 40th Street
44th Floor
New York, New York 10016



Re: Appointment of William E. Vastardis as Chief Compliance Officer of Prospect Energy Corporation

Dear John:

EOS Compliance Services LLC ("EOS Compliance") is pleased to offer to the board of directors (the "board") of Prospect Energy Corporation ("PEC") this proposal to provide the services described herein in connection with the on-going monitoring of PEC's compliance program, as mandated by Rule 38a-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), as promulgated by the Securities and Exchange Commission ("SEC"), and related applicable federal laws and regulations (the "engagement" or "Agreement").

         1. Engagement of William E. Vastardis. Subject to the specific approval of at least a majority of the directors of PEC who are not "interested persons" within the meaning of the 1940 Act (the "independent directors") and in accordance with Rule 38a-1 of the 1940 Act, EOS Compliance hereby designates William E. Vastardis to serve in the capacity of the Chief Compliance Officer (the "CCO") of PEC, an investment company that has elected to be a business development company pursuant to the 1940 Act. The PEC board and specifically the independent directors thereof shall receive such information about the qualifications of and have such access in person or otherwise to Mr. Vastardis so that the board of directors may decide upon his appointment as the CCO with the benefit of all necessary and requested information. By signature hereto of an authorized person, PEC shall evidence the approval by the PEC board, including the independent directors, of the designation of William E. Vastardis as the CCO of PEC as well as his compensation as set forth in this engagement letter. The PEC board hereby acknowledges that William E. Vastardis is the Co-Chief Executive Officer of EOS


                                                                       PEC  ____
                                                                        WEV ____

Prospect Energy Corporation
Chief Compliance Officer Appointment
Page 2 of 7


Compliance and that certain employees of EOS Compliance shall assist him from time to time as necessary in accomplishing the functions of this CCO engagement. Nothing in this Agreement shall be construed to permit or appoint any other individual or employee of EOS Compliance except William E. Vastardis to serve as the PEC CCO.

         2. Independent Authority. The CCO as named herein shall have the power and authority mandated by the PEC board to perform all functions related to that officer capacity. These functions shall be determined as a result of EOS Compliance's activities in connection with the review, continuation and amendment, as needed, of PEC's compliance program and shall be approved by the PEC board from time to time after consultation with the CCO.

         3. On-Going Monitoring of the PEC Compliance Program. EOS Compliance shall continue to monitor PEC's compliance program as shall be required in order for PEC to comply with current SEC rules and regulations related to compliance matters, including without limitation Rule 38a-1 under the 1940 Act. In connection therewith, the CCO, or EOS Compliance acting at his direction, shall:

         o conduct on-going review of PEC's policies and procedures with respect to its existing compliance procedures;

         o determine policies and procedures that must be created in order for PEC to comply with SEC rules and regulations, including any changes in law, regulations or SEC interpretations thereunder that occur during the term of this Agreement;

         o edit, revise and update PEC's existing policies and procedures as necessary for PEC to satisfy new SEC rules and regulations;

         o revise testing criteria and methodology with respect to PEC's compliance policies and procedures, as necessary;

         o monitor the ongoing activities of PEC and its service providers, including Prospect Capital Management, LLC ("PCM") and Prospect Administration, LLC ("PA"), for compliance with PEC's policies and procedures and applicable laws, rules and regulations;

         o submit new, material compliance policies and procedures, when prepared or updated, to PEC for board review and approval; and

         o undertake to perform all other activities reasonably requested to be performed by PEC or otherwise necessary in the judgment of EOS Compliance to complete satisfactorily the scope of this engagement.

         4. Cooperation. In furtherance of this engagement and its intended results, the CCO will be relying upon the meaningful and timely cooperation of management and


                                                                       PEC  ____
                                                                        WEV ____


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Prospect Energy Corporation
Chief Compliance Officer Appointment
Page 3 of 7

certain selected personnel of PEC's investment adviser and fund administrator, PCM and PA, respectively. In order for the CCO, or EOS Compliance acting at his direction, to conduct proper and effective on-going monitoring of the PEC compliance programs, PEC acknowledges that the CCO, or EOS Compliance acting at his direction, will require complete and unfettered access to (i) PEC's books and records, (ii) PCM's officers and employees, (iii) all officers and employees of PEC's portfolio companies, (iv) all books and records of PEC's portfolio companies, and (v) a number of third parties (including, without limitation, service providers) with whom PEC has dealings or agreements.

         5. In-Person Visits. The CCO shall attend each PEC board meeting upon receipt of reasonable advance notice thereof. The CCO shall also meet privately with the independent directors of the board at their request and no less frequently than annually. In addition, the CCO (or his designee, when appropriate) shall visit PCM or any of PEC's third-party service providers in the ordinary course of performing his duties and as often as is required to discharge the CCO's duties and responsibilities.

         6. Term. The term of the CCO role shall be from month to month, starting as of the date hereof, and shall be automatically renewed on a monthly basis unless either the CCO or the PEC board shall otherwise advise the other party by reasonable written notice prior to the next renewal date.

         7. Fees. PEC will compensate EOS Compliance for allowing William E. Vastardis to serve as the Chief Compliance Officer of PEC at the monthly rate of US$ 6,250.00. EOS Compliance determines the compensation to be paid to the CCO based on the company's experience in providing compliance services to the investment industry and a case-by-case evaluation of the time and resources that would be required in order to effectively fulfill the duties of the CCO with respect to each registered investment company (or business development company) or registered investment adviser. Any differential in fees paid by an investment company (or business development company) and its affiliated investment adviser with respect to the CCO of each who has or have been appointed by or through the offices of EOS Compliance shall be based solely upon the determination by EOS Compliance that the different CCO roles require different degrees of resources and effort by EOS Compliance personnel. Accordingly, each of a client registered investment company (or business development company) and its affiliated investment adviser for whom EOS Compliance has appointed the CCO shall be billed solely according to the amount of work, effort and services that EOS Compliance determines to have been supplied to each such entity. A registered investment company shall not be permitted to advance or pay for the fees and expenses of its affiliated investment adviser that are due to EOS Compliance.

         Upon an initial review of the current compliance program in effect at PEC, EOS Compliance has determined that certain special projects outside the purview of the role and office of the CCO may be required in order to amend, make current or further

                                                                       PEC  ____
                                                                        WEV ____

Prospect Energy Corporation
Chief Compliance Officer Appointment
Page 4 of 7

strengthen PEC's compliance policies and procedures, and evaluate and further organize PEC's books and records in order to comply with applicable federal securities laws and regulations. Such services shall be billed monthly in arrears at the rate of US$ 275.00 per hour. EOS Compliance shall confer with PEC and provide written work orders, as requested, prior to the commencement of any services described or contemplated in this paragraph.

         PEC will also reimburse EOS Compliance Services LLC for out-of-pocket costs of the CCO and EOS Compliance (including reasonable travel costs required for the CCO and personnel of EOS Compliance acting at his direction to conduct necessary on-site evaluations, due diligence inquiries and other on-going compliance monitoring at PEC's offices or elsewhere on behalf of PEC).

         Fees for Mr. Vastardis' Chief Compliance Officer services will be invoiced on a monthly basis, payable in advance to EOS Compliance Services LLC, in full by wire transfer upon receipt. Fees for services outside of the CCO role will be invoiced on a monthly basis as incurred, payable to EOS Compliance Services LLC, in full by wire transfer upon receipt. Expenses will be invoiced on a monthly basis, as incurred at the end of each month, payable to EOS Compliance Services LLC, in full by wire transfer upon receipt.

         In the event that the CCO is terminated for cause pursuant to Section 8 below, EOS Compliance shall rebate any prepaid fees for the month in which the termination occurs.

         8. Termination. The PEC board reserves the right to terminate the engagement of the CCO at any time by written notice, subject to Rule 38a-1 under the 1940 Act. If the PEC board terminates the engagement of the CCO without "cause" (as hereinafter defined), then PEC shall be liable to pay the remaining unpaid fees if any that would have accrued to the CCO under Section 7 hereof for the remainder of the then current term of this engagement.

         Termination for "cause" means that the CCO has materially breached the terms of this engagement letter, has been convicted of a felony, has willfully neglected the performance of his duties as set forth herein, or has been otherwise rendered unable or unqualified to serve as an officer of an investment company pursuant to the applicable provisions of Section 9 of the 1940 Act. This Agreement shall terminate immediately if Mr. Vastardis is no longer associated with EOS Compliance or is for any other reason unable or unwilling to serve as PEC's CCO.

         9. Indemnification. Except to the extent prohibited by any federal or state laws to the contrary, the CCO and EOS Compliance shall not be liable to PEC or any affiliate thereof for any errors, acts or omissions in the performance of services hereunder


                                                                       PEC  ____
                                                                        WEV ____

Prospect Energy Corporation
Chief Compliance Officer Appointment
Page 5 of 7


except for losses arising out of the CCO's reckless disregard of the duties involved in the conduct of the office of the CCO, EOS Compliance's reckless disregard for any of its duties hereunder, or the CCO's or EOS Compliance's willful misconduct or gross negligence in the performance of their respective duties and obligations hereunder. PEC agrees to, and hereby does, indemnify the CCO and EOS Compliance for any claims, losses, costs, damages or expenses whatsoever arising from or due to the CCO's acts or omissions or those of EOS Compliance in the performance or attempted performance of their respective duties hereunder, except for those claims, losses, costs, damages and expenses resulting from the reckless disregard of the duties involved in the conduct of the CCO's office or the willful misconduct or gross negligence of the CCO or the employees, agents or contractors of EOS Compliance acting at the CCO's direction during the course of such performance or attempted performance. Notwithstanding anything to the contrary herein, PEC agrees that the CCO shall be covered as an officer of PEC at all times during this engagement under the directors and officers/errors and omissions insurance policy then in place for PEC's officers and directors.

                  PEC further agrees to hold harmless and indemnify EOS Compliance and the CCO, from any claims, losses, costs, damages and expenses whatsoever arising from the errors, acts or omissions of any of PEC, its affiliates, or any predecessors thereof, and PEC's directors, officers, employees and agents that:

                  (a) occurred or commenced prior or contemporaneous to the engagement of EOS Compliance and the CCO or pursuant to such engagement for any errors, acts or omissions, including the willful misconduct or gross negligence of any of PEC, its affiliates and PEC's directors, officers, employees and agents (excluding EOS Compliance and the CCO) that may arise and of which neither EOS Compliance nor Mr. Vastardis has prior knowledge despite their reasonable efforts under this Agreement;

                  (b) occur pursuant to such engagement and of which neither EOS Compliance nor the CCO has prior knowledge despite their reasonable efforts under this Agreement;

                  (c) occur despite contrary advice or instructions given by the CCO, pursuant to the CCO's duties under this Agreement; or

                  (d) occur in violation of established policies and procedures of PEC or PCM.

                  Furthermore, the parties to this Agreement acknowledge that the CCO and EOS Compliance may reasonably rely upon the statements, representations, and information provided by any of PEC, its affiliates and PEC's directors, officers, employees, counsel and agents in the course of their performance or attempted performance under this Agreement except in so far that the CCO becomes aware of circumstances, facts, or allegations that require, in the CCO's best judgment, reasonable efforts to investigate further in compliance with applicable federal securities and other laws and regulations.



                                                                       PEC  ____
                                                                        WEV ____

Prospect Energy Corporation
Chief Compliance Officer Appointment
Page 6 of 7



             The provisions of this Section 9 shall survive any early termination of the engagement of the CCO without cause, as discussed in Section 8 above. This Section 9 may not be construed in violation of the limitations on indemnification under the 1940 Act, including indemnification for claims, losses, costs, damages and expenses arising as a result of any willful misconduct or gross negligence by the CCO or EOS Compliance under the terms of this Agreement. PEC may, at its option, at any time upon written notice to EOS Compliance, direct the defense of any proceeding subject to this indemnity and may designate counsel reasonably satisfactory to the CCO in connection therewith, provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation.

         10. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement, subject to applicable disclosure requirements under federal securities and other laws and regulations, and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, by judicial or administrative process or otherwise by applicable law or regulation.

         11. Assignment. This Agreement may not be assigned by any party without the express written consent of each other party.

         12. Governing Law. This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the 1940 Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control.

         13. Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

         14. Saving Clause. If any provision of this Agreement, or the application of such provision to any party or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to parties or circumstances other than those as to which it is held invalid, shall not be affected thereby. If the operation of any provision of this Agreement would contravene the provisions of the 1940 Act, such provision shall be void and ineffectual.

         15. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.


                                                                       PEC  ____
                                                                        WEV ____

Prospect Energy Corporation
Chief Compliance Officer Appointment
Page 7 of 7


         16. Counterparts. The Agreement may be executed in several counterparts by facsimile, and all so executed shall constitute one (1) agreement, binding on all the parties hereto, even though all parties are not signatories to the original or the same counterpart. Any counterpart of the Agreement shall for all purposes be deemed a fully executed instrument. The parties hereto shall promptly exchange original signatures in the case that this Agreement is executed by facsimile.

If this letter clearly sets forth for the PEC board the scope of the intended engagement of William E. Vastardis as the PEC CCO, as well as the agreement to pay the CCO's compensation and fees, then please sign and return the attached copy of this letter to the undersigned at your earliest convenience.

Sincerely,




William E. Vastardis
EOS Compliance Services LLC



ACKNOWLEDGMENT OF PROSPECT ENERGY CORPORATION:

On behalf of the Prospect Energy Corporation and its board of directors, and intending to bind PEC, I hereby acknowledge that this engagement letter sets out the full and complete understanding by PEC of the scope and objectives of the described engagement of William E. Vastardis as the PEC CCO, as well as the agreement to pay the fees and costs described hereinabove to EOS Compliance Services LLC.

----------------------------
Name:  John F. Barry III
Title: Chairman of the Board
Date:  January 7, 2005



                                                                       PEC  ____
                                                                        WEV ____